UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
               Filed Pursuant to Section 13 OR 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  AUGUST 23, 1996




                         PROPERTY CAPITAL TRUST
        (Exact name of registrant as specified in its charter)



     MASSACHUSETTS                       1-7003                  04-2452367
(State or other jurisdiction of   (Commission File Number)  (IRS Employer
   incorporation)                                               Identification
                                                                   Number)




                          101 Federal Street
                     BOSTON, MASSACHUSETTS  02110
               (Address of principal executive offices)






Registrant's telephone number, including area code:  (617) 737-0100






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Item 5.     OTHER EVENTS



          On August 23, 1996, Property Capital Trust (the "Trust") announced in a press release that its management now estimates that the amount of future distributions its shareholders will receive from dispositions of the Trust's investments will be approximately $9.25 per share. The press release further stated that when added to the $2.75 of disposition proceeds previously distributed, this results in the increase in management's estimate of distributions to shareholders to approximately $12.00 per share from approximately $10.00 per share as set forth in the Trust's 1995 Proxy Statement. A copy of the Trust's press release is attached as Exhibit 99.1. In addition, in the Trust's press release the Trust announced that its management now estimates that the bulk of the Trust's remaining investments will be sold within the next 24 calendar months. The Trust stated that these changed estimates are attributable primarily to improving real estate markets.

          Management's changed estimates constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to all the qualifications to management's prior estimates which are set forth in the Trust's November 8, 1995 Proxy Statement. Such forward-looking statements involve known and unknown risks (including, without limitation, changes in the real estate markets in which the Trust has investments), and uncertainties and other factors which may cause the actual results, performance or achievements of the Trust to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.




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Item 7.Financial Statements, Pro Forma
          FINANCIAL INFORMATION AND EXHIBITS


     (c)  The following is an exhibit to this Report and is filed herewith:

          Exhibit 99.1 Press Release dated August 23, 1996 of Property Capital Trust



                                             2

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                            SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    PROPERTY CAPITAL TRUST
                    (Registrant)



                    By: /s/ Robert M. Melzer
                         Robert M. Melzer
                         President and Chief Executive
                           Officer

Dated:  August 27, 1996



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                           EXHIBIT INDEX

                      PROPERTY CAPITAL TRUST

                    Current Report on Form 8-K
                       Dated August 23, 1996


     EXHIBIT NO.         DESCRIPTION


     Exhibit 99.1   Press Release dated August 23, 1996 of Property
                    Capital Trust



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